EXHIBIT 99.1

Anika Reports Fourth Quarter and Full Year 2024 Financial Results

Full Year 2024 results in line with guidance with Commercial Channel revenue up 17%

Strong International OA Pain Management and greater than 40% sequential growth of Integrity™ Implant System drive Commercial Channel growth and 2024 results

Key Regulatory and Clinical milestones achieved for Hyalofast®, Cingal®, and Integrity

Strategic Sale of Parcus Medical complete; resources refocused on programs positioned to generate significantly higher returns

BEDFORD, Mass., March 12, 2025 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (Nasdaq: ANIK), a global leader in the Osteoarthritis ("OA") Pain Management and Regenerative Solutions space focused on early intervention orthopedics, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter and Full Year 2024 Results
Anika announced fourth quarter revenue from continuing operations of $30.6 million increasing 1% compared to the same period in 2023 in line with previous guidance. Commercial Channel revenue was strong, up 25% driven by continued growth of the Integrity Implant System and International OA Pain Management. OEM Channel revenue, which includes US OA Pain Management, was down 8% in the quarter, as expected. Anika’s Monovisc® and Orthovisc® products remain the leader in the US viscosupplement market and our commercial partner, J&J Medtech, is taking steps to maintain constructive pricing and the market leadership position in this revenue channel.

For the full year of 2024, Anika reported total revenue from continuing operations of $119.9 million decreasing 1% relative to full-year 2023. Commercial Channel revenue increased by 17% compared to 2023. OEM Channel revenue was down 8% for the year, in line with Company guidance.

Cheryl Blanchard, President and CEO of Anika Therapeutics, commented: "Anika executed on our key goals and financial objectives this quarter. We delivered on our guidance for revenue and profit. Strategically, 2024 was a year of significant progress highlighted by our decision to sharpen our focus to our OA Pain Management and Regenerative Solutions products. We are confident the steps we have taken this year will serve to increase the growth profile of Anika for years to come as we’ve demonstrated with our Commercial Channel growing 17% per year over the past three years.

I’m pleased to report we achieved greater than 40% sequential growth for the Integrity Implant System marking the third straight quarter above 40% growth. More than 300 surgeries were performed in the quarter bringing the total to over 1,000 globally since launch. Integrity captured more than 1% of the 2024 US soft tissue augmentation procedures with the full market release taking place in July 2024. We also delivered 22% International OA Pain Management growth in the fourth quarter and 16% growth for the full year 2024 driven by continued geographic expansion and market share gains. We believe the Company is now in a substantially better position to drive long-term sustainable growth as we continue to execute on our refocused strategy.

During the quarter, we achieved significant regulatory and clinical milestones to advance our key pipeline programs. In January, we filed the second PMA module for Hyalofast, our single-stage, off-the-shelf, proprietary hyaluronic acid scaffold for cartilage repair, which is already sold in over 35 countries outside the US. We remain on track to file the third and final clinical module in the second half of 2025, with a US launch anticipated by 2026.

Cingal, Anika's fast-acting, long-lasting, non-opioid OA pain injection product, also saw significant advancements. We held a Type-C meeting with the FDA in February to help finalize the bioequivalence bridging study design. We also started final non-clinical toxicology testing during the quarter.

Additionally, in February, we enrolled the first patient in our prospective clinical study for the Integrity Implant System. Not only will this provide the necessary foundation for our planned MDR filing, it will also provide valuable real-world evidence that enhances Integrity’s position in the market, support expanding sales and marketing efforts, and drive further commercial acceleration.

Finally, by the end of the fourth quarter, we had purchased $5.6 million in common stock under the previously announced 10b5-1 stock repurchase plan. We completed the initial $15 million share repurchase plan this month, ahead of our committed June 2025 completion date. We were able to do this while maintaining a strong financial position with $56 million of cash on our balance sheet and no debt.”

Financial results presented for the fourth quarter and full year 2024 represent Anika's continuing operations for our go forward HA-focused Regenerative Solutions and OA Pain Management product portfolios.

Fourth Quarter 2024 Continuing Operations Financial Summary (compared to the fourth quarter of 2023)

  Revenue $30.6 million, increased 1%
    OEM Channel revenue $19.7 million, decreased 8%
    Commercial Channel revenue $10.9 million, increased 25%
  Adjusted gross margin1, 58%
  Operating Expenses, $17.8 million
  Net loss from continuing operations ($2.5) million, ($0.17) per share
  Adjusted net loss from continuing operations1 ($0.3) million, ($0.03) per share
  Adjusted EBITDA1 $3.6 million
  Cash provided by operating activities $1.6 million
  Cash balance $55.6 million

Full-Year 2024 Continuing Operations Financial Summary (compared to the full-year of 2023)

  Revenue $119.9 million, decreased 1%
    OEM Channel revenue $77.8 million, decreased 8%
    Commercial Channel revenue $42.1 million, increased 17%
  Adjusted gross margin1, 64%
  Operating Expenses, $81.1 million
  Net loss from continuing operations ($8.8) million, ($0.60) per share
  Adjusted net income from continuing operations1 2.4 million, $0.16 per diluted share
  Adjusted EBITDA1 $15.5 million
  Cash provided by operating activities $5.4 million

1 See description of non-GAAP financial information contained in this release.

Fiscal 2025 Guidance
In 2024 Anika implemented a re-focused strategy to better align financial and human resources to deliver shareholder value. As such, Anika expects 2025 revenue ranges by segment as follows:

  Commercial Channel of $47 to $49.5 million, up 12% - 18%
  OEM Channel towards the lower end of the range of $64 to $68.5 million, down 12% - 18%, as a result of lower forecasts on end user pricing from J&J MedTech

The Company now expects 2025 adjusted EBITDA margin to be 8-10% compared to previously communicated low double digit adjusted EBITDA margin.

Strategic Transactions
On March 7, 2025, Anika announced the sale of Parcus Medical, in accordance with its focus on its core HA products. This move is part of the Company's broader strategy to concentrate resources and capitalize on its most promising growth opportunities.

New Revenue Classifications
Beginning this quarter, Anika now reports under new revenue classifications to provide clearer insights into its value drivers. The Commercial Channel includes highly differentiated products sold globally through commercial leaders, direct sales representatives, and independent distributors. The OEM Channel is comprised of high-margin, cash-generative products developed and manufactured for OEM partners under long-term agreements.

Discontinued Operations
Arthrosurface and Parcus Medical are now reported in discontinued operations. Each of these business’s results have been moved into Discontinued Operations for Anika’s income statement presentation, and the year-end balance sheet reflects the associated assets and liabilities as held for sale.

The sale of Arthrosurface, as previously communicated, was completed on October 31, 2024, and the majority of the transition services related work to transfer the business to the new acquiror is complete as of March 2025. The sale of Parcus Medical was completed on March 7, 2025, and Anika expects to complete the majority the key transition-related support activities before year-end to ensure a smooth transfer of ownership to the acquiror and support key customers through the transaction.

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Wednesday, March 12, 2025, at 5:00 pm ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 89368. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management and Regenerative Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information1
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) from continuing operations excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment, non-cash product rationalization charges, severance costs and shareholder activism costs.

Adjusted Net Income (Loss) from operations and Adjusted EPS from continuing operations
Adjusted net income (loss) is defined by the Company as GAAP net income from continuing operations excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, non-cash charges related to goodwill impairment, non-cash product rationalization charges, stock-based compensation and charges related to discontinuation of a software project. Adjusted diluted EPS from continuing operations is defined by the Company as GAAP diluted EPS from continuing operations excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, non-cash product rationalization charges, stock-based compensation, severance costs and shareholder activism costs. Beginning in the first quarter of 2024, adjusted net income (loss) and adjusted EPS were revised to exclude stock-based compensation, net of tax, and this revised calculation is reflected for all periods presented.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) from continuing operations to net income (loss) from continuing operations and adjusted diluted EPS from continuing operations to diluted EPS from continuing operations, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in Dr. Blanchard’s quote about the potential growth opportunity of the Company, the timing and potential success of the regulatory pathway and launch of Hyalofast in the US, and the future plans with respect to regulatory filings and growth of the Integrity Implant System, and in the section titled “Fiscal 2025 Guidance”. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the US and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Matt Hall, 781-457-9554
Director, Corporate Development and Investor Relations
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenue	$30,602	$30,175	$119,907	$120,792
Cost of Revenue	13,477	9,503	43,909	38,260
Gross Profit	17,125	20,672	75,998	82,532

Operating expenses:
Research and development	6,507	5,535	25,544	21,763
Selling, general and administrative	11,324	13,539	55,555	59,925
Total operating expenses	17,831	19,074	81,099	81,688
Loss (income) from operations	(706)	1,598	(5,101)	844
Interest and other income (expense), net	744	576	2,337	2,312
Income (loss) before income taxes	38	2,174	(2,764)	3,156
Provision for (benefit from) income taxes	2,524	4,544	6,064	6,595
Loss from continuing operations	(2,486)	(2,370)	(8,828)	(3,439)
Loss from discontinued operations, net of tax	(19,379)	(60,630)	(47,557)	(79,228)
Net loss	$(21,865)	$(63,000)	$(56,385)	$(82,667)

Net income (loss) per share:
Basic
Continuing Operations	$(0.17)	$(0.16)	$(0.60)	$(0.23)
Discontinued Operations	$(1.33)	$(4.14)	$(3.23)	$(5.41)
	$(1.50)	$(4.30)	$(3.83)	$(5.64)

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
ASSETS	2024	2023
Current assets:
Cash and cash equivalents	$55,629	$68,740
Accounts receivable, net	23,594	26,360
Inventories, net	23,809	24,428
Prepaid expenses and other current assets	5,494	7,476
Current assets held for sale	5,126	36,305
Total current assets	113,652	163,309
Property and equipment, net	38,994	37,445
Right-of-use assets	25,685	27,554
Other long-term assets	5,656	5,725
Notes receivable	5,935	-
Deferred tax assets	1,177	1,489
Intangible assets, net	2,490	2,576
Goodwill	7,125	7,571
Non-current assets held for sale	2,026	24,963
Total assets	$202,740	$270,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,617	$6,194
Accrued expenses and other current liabilities	13,567	14,066
Current liabilities held for sale	4,122	10,799
Total current liabilities	23,306	31,059
Other long-term liabilities	772	404
Lease liabilities	24,014	25,915
Non-current liabilities held for sale	659	989

Stockholders’ equity:
Common stock, $0.01 par value	144	147
Additional paid-in-capital	88,961	90,009
Accumulated other comprehensive loss	(6,783)	(5,943)
Retained earnings	71,667	128,052
Total stockholders’ equity	153,989	212,265
Total liabilities and stockholders’ equity	$202,740	$270,632

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Gross Profit	$17,125	$20,672	$75,998	$82,532
Product rationalization related charges	606	-	606	748
Adjusted Gross Profit	$17,731	$20,672	$76,604	$83,280

Unadjusted Gross Margin	56%	69%	63%	68%
Adjusted Gross Margin	58%	69%	64%	69%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Loss from Continued Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net loss from continuing operations	$(2,486)	$(2,370)	$(8,828)	$(3,439)
Interest and other (income) expense, net	(744)	(576)	(2,337)	(2,312)
Provision for income taxes	2,524	4,544	6,064	6,595
Depreciation and amortization	1,435	1,410	5,688	5,506
Stock-based compensation	2,251	3,361	12,158	13,537
Product rationalization	606	-	606	748
Costs of shareholder activism	-	-	2,185	3,033
Adjusted EBITDA	$3,586	$6,369	$15,536	$23,668

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Loss from continuing operations	$(2,486)	$(2,370)	$(8,828)	$(3,439)
Product rationalization, tax effected	457	-	457	725
Arbitration settlement, tax effected	-	-	-	-
Share-based compensation, tax effected	1,697	3,350	9,167	13,115
Acquisition related intangible asset amortization, tax effected	-	-	-	-
Impairment/writedown of assets, tax effected	-	-	-	-
Discontinuation of software development project, tax effected	-	-	-	-
Non-recurring professional fees, tax effected	-	-	-	-
Severance costs, tax effected	-	-	-	-
Costs of shareholder activism, tax effected	-	-	1,647	2,938
Adjusted net (loss) income from continuing operations	$(332)	$980	2,443	$13,338

Note: Beginning in Q1-2024, adjusted net income and adjusted EPS were revised to exclude stock-based compensation expense, net of tax, and this revised calculation is reflected for all periods presented.

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings from Continuing Operations Per Share to Adjusted Diluted Earnings from Continuing Operations Per Share
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Diluted loss from continuing operations per share	$(0.17)	$(0.16)	$(0.60)	$(0.23)
Product rationalization, tax effected	0.03	-	0.03	0.05
Arbitration settlement, tax effected	-	-	-	-
Share-based compensation, tax effected	0.11	0.23	0.62	0.89
Acquisition related intangible asset amortization, tax effected	-	-	-	-
Impairment/writedown of assets, tax effected	-	-	-	-
Discontinuation of software development project, tax effected	-	-	-	-
Non-recurring professional fees, tax effected	-	-	-	-
Severance costs, tax effected	-	-	-	-
Costs of shareholder activism, tax effected	-	-	0.11	0.20
Adjusted diluted net (loss) income per share	$(0.03)	$0.07	$0.16	$0.91

Note: Beginning in Q1-2024, adjusted net income and adjusted EPS were revised to exclude stock-based compensation expense, net of tax, and this revised calculation is reflected for all periods presented.

Revenue by Product Family and Gross Margin
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2024	%	2023	%	2024	%	2023	%
OEM Channel	$19,669	64%	$21,414	71%	$77,770	65%	$84,645	70%
Commercial Channel	10,933	36%	8,761	29%	42,137	35%	36,147	30%
	$30,602	100%	$30,175	100%	$119,907	100%	$120,792	100%

Gross Profit	$17,125		$20,672		$75,998		$82,532
Gross Margin	56%		69%		63%		68%